EXHIBIT 10.27

GRAHAM CORPORATION

ANNUAL STOCK-BASED LONG-TERM INCENTIVE AWARD PLAN
FOR SENIOR EXECUTIVES

(As Amended and Restated Effective March 12, 2009.)

Purpose	The purpose of this Annual Stock-Based Long-Term Incentive Award Plan for Senior Executives (the “Plan”) is to motivate the senior executive officers of Graham Corporation (the “Company”) to increase shareholder value by providing them long-term stock-based awards for above-average Company performance.

Administration	The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”), which shall have final and conclusive authority to administer and interpret the Plan.

Eligibility	Eligible employees will include the President and Chief Executive Officer and such officer’s direct reports, subject to the approval by the Committee of such participation.

Award Periods	Annual awards under the Plan will be based on the fiscal year of the Company, beginning with its April 1, 2009 through March 31, 2010 fiscal year (each, a “Fiscal Year”).

Awards	Unless the Committee determines otherwise, annual awards under the Plan for the Fiscal Year that commences in 2009 will consist of nonqualified stock options (“Options”) and shares of time-vesting restricted stock (“Time-Vested Restricted Stock”), which awards will be issued under the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value, or a successor plan thereto (the “Incentive Plan”), and will be subject to the terms thereof.

Unless the Committee determines otherwise, annual awards under the Plan for Fiscal Years that commence in even years (e.g., 2010, 2012, 2014, etc.) (each, an “Even Fiscal Year”) will consist of Options and shares of performance-vesting restricted stock (“Performance-Vested Restricted Stock,” and together with Time-Vested Restricted Stock, “Restricted Stock”), which awards will be issued under the Incentive Plan, and will be subject to the terms thereof.

Unless the Committee determines otherwise, annual awards under the Plan for Fiscal Years that commence in odd years other than 2009 (e.g., 2011, 2013, 2015, etc.) (each, an “Odd Fiscal Year”) will consist of Time-Vested Restricted Stock and Performance-Vested Restricted Stock, which awards will be issued under the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value, or a successor plan thereto (the “Incentive Plan”), and will be subject to the terms thereof.

Options.

Unless the Committee determines otherwise, Options will be issued with an exercise price equal to the Fair Market Value (as such term is defined by the Incentive Plan) of a share of Company common stock on the date of grant, with a term of ten years, and will vest over three years, 33.33% percent per year, beginning with the first anniversary of the date of grant.

The number of Options to be issued to an eligible employee for a Fiscal Year will be determined by multiplying 50 percent (or such other percentage as may be determined by the Committee) of the eligible employee’s base salary in effect for the Fiscal Year by such employee’s Target L-T Incentive Percentage, and then dividing by the Black Scholes value of such a stock option on the date of determination, rounded to the nearest whole number.

Each employee’s Target L-T Incentive Percentage is set forth on Exhibit A hereto, and for a given Fiscal Year is subject to amendment by the Committee prior to the commencement of such Fiscal Year.

Time-Vested Restricted Stock.

Unless the Committee determines otherwise, Time-Vested Restricted Stock will vest as follows: 50 percent of the shares on the second anniversary of the date of grant and the remaining 50 percent on the fourth anniversary of the date of grant.

The number of shares of Time-Vested Restricted Stock to be issued to an eligible employee for a Fiscal Year will be determined by multiplying 50 percent (or such other percentage as may be determined by the Committee) of the eligible employee’s base salary in effect for the Odd Fiscal Year by such employee’s Target L-T Incentive Percentage, and then dividing by the value of a share of stock on the date of determination, rounded to the nearest whole number.

Performance-Vested Restricted Stock.

Unless the Committee determines otherwise, Performance-Vested Restricted Stock will vest on the third anniversary of the date of grant, depending on the satisfaction of the performance goal matrixes for the three-year period commencing with the Fiscal Year, which matrixes will be determined by the Committee and announced prior to the commencement of such Fiscal Year. In determining the performance for the three-year period commencing with a Fiscal Year, the Committee shall have the discretion to include or exclude any extraordinary events that positively or negatively affected the Company’s financial performance for the Fiscal Year.

The number of shares of Performance-Vested Restricted Stock to be issued to an eligible employee for a Fiscal Year will be determined by multiplying 50 percent (or such other percentage as may be determined by the Committee) of the eligible employee’s base salary in effect for the Fiscal Year by such employee’s Target L-T Incentive Percentage, and then dividing by the value of a share of stock on the date of determination, rounded to the nearest whole number.

Effect of Certain Events.

Notwithstanding any other provision of the Plan, the following terms shall apply to all Options and Restricted Stock awarded under the Plan:

• Upon the Retirement of an eligible employee, any outstanding Option awarded under the Plan will vest in full, and all outstanding Options may be exercised by the eligible employee at any time prior to their respective ten-year expiration dates. For purposes of the Plan, “Retirement” shall mean a voluntary separation from service by an eligible employee who is at least age 62 and who has been employed by the Company on a full-time basis for ten or more years.

• Upon the date that an employee becomes eligible for Retirement, a portion of the employee’s outstanding Restricted Stock awarded under the Plan will immediately vest in full. Such portion shall be the number of shares with a Fair Market Value on such date equal to the minimum tax required to be withheld by the Company on the Fair Market Value of all outstanding Restricted Stock awarded under the Plan on such date. The Company shall deduct and apply the shares that so vest to cover the tax withholding on the Fair Market Value of all outstanding Restricted Stock awarded under the Plan on such date that are taxable as a result of the employee becoming eligible for Retirement.

• Upon the Retirement of an eligible employee, any outstanding Time-Vested Restricted Stock awarded under the Plan will vest in full, and any outstanding Performance-Vesting Restricted Stock will vest pro-rata based on the satisfaction of the applicable performance goals through the end of the quarter immediately preceding the date of Retirement.

• Upon the death of an eligible employee, any outstanding Options and Time-Vested Restricted Stock awarded under the Plan will vest in full, and any Options may be exercised by the eligible employee’s designated beneficiary, estate or heir, as applicable, within one year from the date of the eligible employee’s death, and any outstanding Performance-Vesting Restricted Stock will vest pro-rata based on the satisfaction of the applicable performance goals through the end of the quarter immediately preceding the date of death.

• Upon the Disability (as such term is defined by the Incentive Plan) of an eligible employee, any outstanding Options and Time-Vested Restricted Stock awarded under the Plan will vest in full, and any Options may be exercised by the eligible employee or his legal representative within one year from the date of the eligible employee’s Disability, and any outstanding Performance-Vesting Restricted Stock will vest pro-rata based on the satisfaction of the applicable performance goals through the end of the quarter immediately preceding the date of Disability.

• Except as otherwise provided by the Plan or by the Committee, the unvested portion of any Options and Restricted Stock awarded under the Plan will terminate upon the termination or resignation of an eligible employee’s employment, and any vested Options may be exercised by the eligible employee within three months from the date of the eligible employee’s termination.

• Unless the Committee determines otherwise, upon the termination of an eligible employee for cause (as such term shall be defined by the Committee), the vested and unvested portion of all unexercised Options and the unvested portion of all Restricted Stock awarded under the Plan will terminate, and no such Options will be exercisable thereafter.

Payment	Annual awards for a Fiscal Year will be approved by the Committee prior to the commencement of the Fiscal Year and will be issued as soon as practicable after approval.

Section 409A	The Plan, and the Options and Restricted Stock awarded thereunder, are intended to qualify for an exemption from Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated and other official guidance issued thereunder, and shall be administered and interpreted consistent with such intention.

Amendment & Termination	The Plan may be amended or terminated by the Committee at any time. No eligible employee will have any right to an award under the Plan until such award is approved by the Committee.

Neither the existence of the Plan nor the grant of an award in any year shall give an eligible employee any right to an award or similar award in future years or any right to continue such eligible employee’s employment relationship with the Company. All eligible employees shall remain subject to discharge to the same extent as if the Plan were not in effect.

EXHIBIT A

TARGET L-T INCENTIVE PERCENTAGES

Position	Target L-T Incentive %
President and Chief Executive Officer	35%
Vice President, Finance and Administration and Chief Financial Officer	35%
Vice President of Operations	35%
Chief Accounting Officer	25%

Notwithstanding the foregoing, the Committee shall have the discretion to specify a different Target L-T Incentive Percentage for a given position or employee for a given Fiscal Year.